CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 2001, included in DIANON Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, into the previously filed Registration Statements Nos. 33-41226, 33-94176, 33-94178, 33-43673 and 333-18817 of DIANON Systems, Inc.





                                          ARTHUR ANDERSEN LLP



Stamford, Connecticut
March 12, 2001


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